CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-177919) pertaining to the Stock Option Subscription Plans, BSA Subscription Plans and BCE Subscription Plans of Sequans Communications S.A.,
(2)	Registration Statement (Form S-8 No. 333-180487) pertaining to the BSA (Warrants) Issuance Agreements dated January 11, 2011 and March 8, 2011 of Sequans Communications S.A.,
(3)
Registration Statement (Form S-8 No. 333-187611) pertaining to the Stock Option Subscription Plan, BSA Subscription Plan and BSA (Warrants) Issuance Agreements dated June 26, 2012 of Sequans Communications S.A,

(4)	Registration Statement (Form S-8 No. 333-194903) pertaining to the Stock Option Subscription Plan and BSA (Warrants) Issuance Agreements dated June 25, 2013 of Sequans Communications S.A;
(5)
Registration Statement (Form S-8 No. 333-203539) pertaining to the Stock Option Subscription Plan 2014-1, BSA Subscription Plan 2014-1 and BSA (Warrants) Issuance Agreements dated June 26, 2014 of Sequans Communications S.A.;

(6)	Registration Statement (Form S-8 No. 333-211011) pertaining to the Stock Option Subscription Plan 2015-1 and BSA (Warrants) Issuance Agreements dated June 29, 2015 of Sequans Communications S.A.;
(7)
Registration Statement (Form S-8 No. 333-214444) pertaining to the Stock Options Subscription Plan 2016-1, Restricted Share Award Plan 2016-1, BSA (Warrants) Subscription Plan 2016-1, BSA (Warrants) Subscription Plan 2016-2 and BSA (Warrants) Issuance Agreements dated June 28, 2016 of Sequans Communications S.A;

(8)	Registration Statement (Form S-8 No. 333-215911) pertaining to the Restricted Share Award Plan 2016-2 Agreement dated June 28, 2016 of Sequans Communications S.A; and
(9)	Registration Statement (Form F-3 No. 333-221919) of Sequans Communications S.A;
(10)
Registration Statement (Form S-8 No. 333-219430) pertaining to the Stock Option subscription Plan 2017-1, Restricted Share Aware Plan 2017-1, Restricted Share Aware Plan 2017-2, Restricted Share Aware Plan 2017-3, BSA (Warrants) Issuance Agreement 2017-1, BSA (Warrants) Issuance Agreement 2017-2 and BSA (Warrants) Issuance Agreements dated June 30, 2017 of Sequans Communications S.A.

(11)
Registration Statement (Form S-8 No. 333-226458) pertaining to the Stock Option Subscription Plan 2018, Restricted Share Award Plan 2018-1, Restricted Share Award Plan 2018-2, BSA 2018-1 (Warrants) Issuance Agreement, BSA 2018-2 (Warrants) Issuance Agreement, BSA (Warrants) Issuance Agreement, dated June 29, 2018, and Restricted Share Award Plan 2018-4 of Sequans Communications S.A.

of our reports dated May 1, 2019, with respect to the consolidated financial statements of Sequans Communications S.A. and the effectiveness of internal control over financial reporting of Sequans Communications S.A. included in this Annual Report (Form 20-F) for the year ended December 31, 2018.

/s/ Ernst & Young Audit
Paris - La Défense, France
May 1, 2019